Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4, Amendment No. 1 (No. 333-200301) of Endo International PLC of our report dated February 28, 2014, relating to the financial statements, and the effectiveness of internal control over financial reporting of Auxilium Pharmaceutical Inc., which appears in this Current Report on Form 8-K/A of Endo International PLC dated February 27, 2015.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 27, 2015